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                                                                    EXHIBIT 3a.

                          Articles of Incorporation
                                      Of
                          Altara International, Inc.

I THE UNDERSIGNED natural person of the age of 21 years or more, as acting incorporator of a corporation under the Private Corporations provisions Section 78-010, et. seq., NEVADA REVISED STATUTES, (hereinafter referred to as the "N.R.S."), adopt the following Articles of Incorporation for such corporation

                                  ARTICLE I

                                     NAME

The name of the Corporation is ALTARA INTERNATIONAL, INC.

                                  ARTICLE II

                               PRINCIPAL OFFICE

The initial principal office of the Corporation shall be located at 8 South Forth Street, Las Vegas, Nevada, 89106, and/or such other place as the directors shall designate.

                                 ARTICLE III

                                   DURATION

The period of duration of the Corporation is perpetual.

                                  ARTICLE IV

                             PURPOSES AND POWERS

The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically, to have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized and any and all acts amendatory thereof and supplemental thereto.

                                  ARTICLE V

                              AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall have authority to issue is 25,000,000 shares, having a par value of $0.001 per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the

Corporation shall be $25,000.


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                                  ARTICLE VI

                              PRE-EMPTIVE RIGHTS

No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Articles of Incorporation or by an amended certificate of said Articles duly filed, may at any time be issued, auctioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such person, persons or organizations and upon such terms as may to such Board of Directors seem proper, without first offering such stock or securities or any part thereof to existing stockholders, except as required in Article V of these Articles of Incorporation.

                                 ARTICLE VII

                               VOTING OF SHARES

Each outstanding share of the class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by his or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.

                                 ARTICLE VIII

                                  DIRECTORS

The governing board of this Corporation shall be called directors, and the number of directors may from time to time be specified by the By-laws of the Corporation at not less than one, nor more than fifteen. When the By-laws do not specify the number of directors, the number of directors shall be three (3), or equal to the number of shareholders should there be less than three initial shareholders. The name of the initial director, being also the incorporator and sole shareholder, is:

Name                                Address
Leslie H. Shaw                      3760 So. Highland Dr., #300, Salt Lake City,

                                    UT 84106


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which director shall hold office until the first meeting of the shareholders of the Corporation and until his or her successors have been duly elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

                                  ARTICLE IX

                                 INCORPORATOR

The name and address of the sole incorporator and sole initial shareholder of this Corporation is:

Name                                Address
Leslie H. Shaw                      3760 So. Highland Dr., #300, Salt Lake City,
                                    UT 84106


Dated this 8th day of February 1990.


                                                 /s/Leslie H. Shaw
                                                    Incorporator


State of Utah                       )
                                    )ss:
County of Salt Lake                 )

Personally appeared before me this 8th day of February 1990, Leslie H. Shaw, signer of the foregoing instrument who being by me first duly sworn, declared that she is the person who signed the foregoing as incorporator and that the statements contained therein are true.


                                               /s/NOTARIAL SIGNATURE
[  SEAL  ]                                     Notary Public residing in
                                                 Salt Lake


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                               Amendment To The
                          Articles of Incorporation
                                      of
                               Zygon Corporation
              (Name Changed Herein to Essential Resources, Inc.)

         WHEREAS, there was issued by the Secretary of State a Charter dated March 14, 1990, constituting and creating ALTARA INTERNATIONAL, INC., a corporation organized under the laws of this state with its principal place of business in Las Vegas, Nevada, and changed its name to Zygon Corporation on July 27, 1995, and a capital stock of Twenty-Five Thousand Dollars ($25,000.00), divided into Twenty-Five Million (25,000,000) shares of a par value of one mill (1/10 cent) each, empowering it to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.

         The undersigned, President and Secretary of Zygon Corporation hereby certify that by resolutions duly adopted unanimously by the Board of Directors of the Company pursuant to written action effective as of January 10, 1996, and by resolutions duly adopted by a majority of the shareholders of all classes of stock outstanding and entitled to vote thereon of the Company pursuant to written action effective as of January 10, 1996, amending the Articles of Incorporation as follows:

         That Article I, be amended and changed to read as follows:

Name:         The name of the Corporation is Essential Resources, Inc.

         WHEREFORE, they pray that the Articles of Incorporation of Zygon Corporation be so amended.

DATED this 12th day of January, 1996.




                                                  /s/Jerry Peterson
                                                  Jerry Peterson, President



/s/David R. Yeaman
David R. Yeaman, Secretary



STATE OF UTAH                       )
                                    :ss
County of Salt Lake                 )



         On this 12th day of January, 1996, before me, a notary public,


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personally appeared Jerry Peterson and David R. Yeaman, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.


/s/NOTARIAL SIGNATURE
Notary Public

[ SEAL ]

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                               AMENDMENT TO THE

                          ARTICLES OF INCORPORATION

                                      OF

                          ALTARA INTERNATIONAL, INC.

                  (NAME CHANGED HEREIN TO ZYGON CORPORATION)

         WHEREAS, there was issued by the Secretary of State a Charter dated March 14, 1990, constituting and creating ALTARA INTERNATIONAL, Inc., a corporation organized under the laws of the state with its principal place of business in Las Vegas, Nevada, and a capital stock of Twenty-Five Thousand Dollars ($25,000.00), divided into Twenty-Five Million (25,000,000) shares of a par value of one mill (1/10 cent) each, empowering it to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America.

         The undersigned, President and Secretary of ALTARA INTERNATIONAL, Inc. hereby certify that the special meeting of shareholders was held on July 18, 1995. At the time of the meeting there were 1,400,00 shares outstanding and entitled to vote, 1,360,400 shares present in person or by proxy and the 1,360,400 shares voted in favor of no shares voting against, amending the Articles of Incorporation as follows:

         That Article I, be amended and changed to read as follows:

Name:             The name of the Corporation is ZYGON CORPORATION

         WHEREFORE, they [ ] that the Articles of Incorporation of ALTARA INTERNATIONAL, INC. be so amended.



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DATED this 18th day of July, 1995.




                                                 /s/JERRY PETERSON
                                                 Jerry Peterson, President



/s/ David R. Yeaman
David R. Yeaman, Secretary




STATE OF UTAH                       )
                                    ):
County of Salt Lake                 )

         On this 18th day of July, 1995, before me, a notary public, personally appeared Jerry Peterson and David R. Yeaman, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.



/s/NOTARIAL SIGNATURE
Notary Public                                        [  SEAL   ]